STOEL RIVES LLP
                       -----------------------------
                                ATTORNEYS

                        STANDARD INSURANCE CENTER
                     900 SW FIFTH AVENUE SUITE 2600
                       PORTLAND, OREGON 97204-1268
                  Phone (503) 224-3380  Fax (503) 220-2480


                                                           EXHIBIT 23(B)



                                      February 9, 2001



Northwest Natural Gas Company
One Pacific Square
220 NW Second Avenue
Portland, Oregon  97209

Attention: Mark S. Dodson, Esq., General Counsel

       We hereby authorize and consent to the reference to Stoel Rives LLP in the section captioned "Experts" contained in the Registration Statement of Northwest Natural Gas Company on Form S-3, as filed on or about the date hereof.


                                       /s/ Stoel Rives

                                       STOEL RIVES LLP